Exhibit 99.5

AMENDMENT NO. 1
TO
AMENDED AND RESTATED TRANSFER AGREEMENT

          This AMENDMENT NO. 1 to AMENDED AND RESTATED TRANSFER AGREEMENT (the “Amendment”) dated as of October 24, 2003, to the Amended and Restated Transfer Purchase Agreement, dated as of January 17, 2003 (as amended, supplemented or otherwise modified hereby and from time to time hereafter, the “Transfer Agreement”), between The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Originator”) and The Bon-Ton Receivables Partnership, a Pennsylvania limited partnership (the “Buyer”).

          PRELIMINARY STATEMENTS:

          (1) The Originator and the Buyer are parties to the Transfer Agreement; the terms defined therein being used herein as therein defined unless otherwise defined herein.

          (2) In consideration of the mutual agreements contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed to amend the Transfer Agreement as set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Transfer Agreement is hereby amended to incorporate the blacklined changes shown on the marked copy of the Transfer Agreement attached hereto as Exhibit A.

     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the conditions precedent described in Section 3 of that certain Master Amendment Agreement to the Investor Agreement dated as of the date hereof shall have been satisfied or waived.

     SECTION 3. Representations and Warranties of the Originator and the Buyer. Each of the Originator and the Buyer represents and warrants as to itself as follows:

          (a) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Person of this Amendment; and

          (b) This Amendment and the Transfer Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

          SECTION 4. Reference to and the Effect on the Transfer Agreement.

          (a) On and after the effective date of this Amendment, each reference in the Transfer Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Transfer Agreement and each reference to the Transfer Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Transfer Agreement as amended hereby.

          (b) Each of the Originator and the Buyer hereby agrees that, except as specifically amended above, the Transfer Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

     SECTION 5. Costs and Expenses. The Buyer agrees to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents and the Conduits in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Managing Agents and the Conduits with respect thereto and with respect to advising the Agent, the Managing Agents and the Conduits as to their respective rights and responsibilities hereunder and thereunder.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

Remainder of page intentionally left blank

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Seller

By:	BTRGP, Inc. its General Partner

By:

Name:
Title:

THE BON-TON DEPARTMENT STORES, INC

By:

Name:
Title:

EXHIBIT A

(Attached)

AMENDED AND RESTATED

TRANSFER AGREEMENT

Dated as of January 17, 2003

Between

THE BON-TON DEPARTMENT STORES, INC.,

as the Originator

and

THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,

as the Buyer

AMENDED AND RESTATED

TRANSFER AGREEMENT

          This Amended and Restated Transfer Agreement dated as of January 17, 2003 is between The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (f/k/a The Bon-Ton Stores, Inc.) (the “Originator”), and The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership (the “Buyer”),

PRELIMINARY STATEMENTS

          The Buyer and the Originator are parties to that certain Transfer Agreement, dated as of January 27, 1995 (as amended, supplemented, restated or otherwise modified previously, the “Existing Transfer Agreement”).

          The parties hereto desire to enter into this agreement in order, among other things, to amend and restate the Existing Transfer Agreement in its entirety.

~~ARTICLE I~~

ARTICLE I

DEFINITIONS

          Section 1.1. Certain Definitions.

           (a) ~~Section 1.1. Certain Definitions. (a)~~ Except as provided in subsection (d) below, as used in this Agreement and its Exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Account” means, with respect to any Obligor, any type of charge account under or pursuant to which such Obligor is permitted to make purchases of inventory, goods, insurance and/or services or leases goods or inventory, in any such case on credit. Such terms shall include, without limitation, a revolving credit account.

          “Accrued Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          “Adverse Claim” has the meaning set forth in the Investor Agreement.

          “Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. Solely for purposes of the definition herein of “Eligible Receivable”, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          “Agent” means Bank One in its capacity as “Agent” under the Investor Agreement, and any successor Agent appointed under Article IX of the Investor Agreement.

          “Agreement” means this Amended and Restated Transfer Agreement, as it may be amended, supplemented, restated or otherwise modified and in effect from time to time.

          “Bank One” means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

          “Base Rate” means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One (or such other bank as the Agent, with the consent of the Buyer, may designate as the “Reference Bank” under the Investor Agreement) from time to time, changing when and as such rate changes.

          “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

          “Capital Expenditures” has the meaning set forth on Exhibit X to the Investor Agreement.

          “Change of Control” means either (i) any change in ownership of any class of stock or capital stock generally of The Bon-Ton Stores, Inc. which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than M. Thomas Grumbacher, his heirs or devisees, or any trusts of which any such Person serves as sole trustee now or hereafter established for any of his family members (Mr. Grumbacher, such heirs, devisees and trusts being collectively, the “Grumbacher Interests”) or (ii) a decrease in the Grumbacher Interests’ right to vote at shareholders’ meetings to an aggregate level less than 51%.

          “Charge-Off Ratio” has the meaning set forth in the Investor Agreement.

          “Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) (as if references to the Originator therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Originator’s books as uncollectible or (iv) which has been identified by the Originator as uncollectible.

          “Collection Account” means ~~the~~ Lock-Box Accounts, the Concentration Accounts, the Collection Concentration Account, the Principal Account and the Yield Account and any other account into which any Collections are initially collected or deposited pursuant to Section 6.3(b) of the Investor Agreement (an “Initial Deposit Account”) or into which Collections are initially concentrated following collection or deposit thereof in any Initial Deposit Account (but excluding any Store Accounts).

          “Collection Account Agreement” means (i) in the case of any actual or proposed ~~Lock-Box or Lock-Box Account, an agreement in substantially the form of the “Lock-Box~~

~~Agreement” set forth in Exhibit VII hereto and (ii) in the case of any actual or proposed~~ Concentration Account or Collection Account, an agreement in substantially the form of the ”~~Custodial~~Blocked Account Agreement” set forth in Exhibit VII hereto.

          “Collection Agent” means at any time the Person then authorized pursuant to Article VI of the Investor Agreement to service, administer and collect Receivables.

          “Collection Bank” means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          “Collection Concentration Account” has the meaning set forth in the Investor Agreement.

          “Collection Date” means that date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero (including any reduction on account of such Receivable becoming a Charged-Off Receivable) and (ii) the Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charge Collections, all Principal Collections, all cash proceeds of Related Security with respect to such Receivable, all Interest Rate Swap Payments paid to the Buyer and any recoveries on Charged-Off Receivables.

          “Commercial Paper” has the meaning set forth in the Investor Agreement.

          “Concentration Account” means any of (i) the “Concentration Account” identified on Exhibit IV hereto ~~or (ii) any other deposit account established for the purpose of concentrating Collections received at the Lock-Box Account(s) and directly at individual stores of the Originator and in respect of which the Originator shall have complied with Sections 3.1(i), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement~~.

          “Conduit” has the meaning set forth in the Investor Agreement.

          “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          “Contract” means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including, without limitation, all invoices, standard agreements with regard to the Account under which such Receivable arises, and, to the extent they exist, credit slips and sales contracts).

          “Credit and Collection Policy” means the Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof.

          “Defaulted Receivable” means each Receivable arising from an Account as to which any payment, or any portion thereof, remains unpaid for greater than 150 ~~or more~~ days past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          “Delinquency Ratio” has the meaning set forth in the Investor Agreement.

          “Delinquent Receivable” means each Receivable arising from an Account as to which any payment, or any portion thereof, remains unpaid more than 90 days past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          “Dilution Ratio” has the meaning set forth in the Investor Agreement.

          “Dilutions” means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any returns, setoff, discount, adjustment or otherwise, other than cash Collections on account of the Receivables. The term “Dilutions” shall not include the writing off of a Receivable in the ordinary course of business due to a failure on the part of the Obligor thereon to pay (or a discharge of such Obligor in any insolvency or bankruptcy proceeding) which failure is not related to any action or omission on the part of, or any claim against, the Originator or any of its Affiliates.

          “Eligible Receivable” means, at any time, a Receivable:

     (i) the Obligor of which (a) is not an Affiliate of any of the parties hereto; ~~and~~  (b) is not a government or a governmental subdivision or agency and (c) is a natural person resident in either the United States or Canada or, up to $50,000 in the aggregate for all Receivables at any time outstanding in another country other than the United States or Canada,

     (ii) the Obligor of which is not the Obligor of any Defaulted Receivable or any Charged-Off Receivable,

     (iii) which is not a Defaulted Receivable or a Charged-Off Receivable,

     (iv) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

     (v) which is an “account” or “general intangible” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

     (vi) which is denominated and payable only in United States dollars in the United States,

     (vii) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Originator against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

     (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Originator (or any other originator) under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Buyer to exercise its rights under this Agreement or the ability of the Agent, any Managing Agent or any Purchaser to exercise its rights under the Investor Agreement, including, without limitation, the Buyer’s, the Agent’s, such Managing Agent’s or such Purchaser’s right to review the Contract,

     (ix) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the Obligor or any other Adverse Claim (other than any Adverse Claim created by the Originator in favor of the Buyer hereunder or by the Buyer in favor of the Agent, the Managing Agents and the Purchasers under the Investor Agreement),

     (x) as to which the Originator ~~(or, if other than The Bon-Ton Department Stores, Inc, the applicable originator)~~  has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it,

     (xi) all right, title and interest to and in which has been validly transferred by the Originator to the Buyer under and in accordance with this Agreement, and the Buyer has good and marketable title thereto free and clear of any Adverse Claim (other than any Adverse Claim created by the Buyer under the Investor Agreement),

     (xii) which has been posted to the applicable Account of the Obligor thereon,

     (xiii) (A) which does not arise from an Account which has been classified by the Originator or the Collection Agent as being cancelled, counterfeit or fraudulent, and (B) if the card issued in connection with the related Account has been lost or stolen, the Obligor thereon has not asserted the occurrence of any unauthorized charges thereon,

     (xiv) which was created in compliance, and continues to be in compliance, in each case, in all material respects with all laws (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) applicable to the Originator  ~~(and, if other than The Bon-Ton Department Stores, Inc, the applicable originator in respect of such Receivable)~~ and pursuant to a Contract which complies in all material respects with all such laws,

     (xv) which satisfies all applicable requirements of the Credit and Collection Policy, and

     (xvi) which (A) arises in the ordinary course of business of the Originator from an authorized use of an Account with the Originator in connection with the purchase of goods or services ~~of goods~~ by the applicable Obligor from the Originator, and (B) arises solely from the sale or the provision of goods or services to the related Obligor by the Originator, and not by any other Person (in whole or in part) ~~; provided that a Receivable that meets the criteria set forth in this definition but for this clause (xvi) (including, without limitation, clause (xv) above) shall nonetheless constitute an “Eligible Receivable” if:~~.

     ~~(1) such Receivable arises from the purchase of goods or services from a Person that is either (a) a wholly-owned Subsidiary of the Originator, (b) a Person that has been merged into the Originator or (c) a Person all or a substantial part of the assets in respect of which the applicable Obligor is part of the associated “customer base” have been acquired by the Originator,~~

     ~~(2) such Receivable arises from the purchase of goods or services with the use of (a) an Account or (b) a charge account all the rights and obligations of the issuer in connection with which Account have been assigned to and assumed by the Originator,~~

     ~~(3) the Outstanding Balance of such Receivable, together with the aggregate Outstanding Balance of all other Receivables that constitute Eligible Receivables by reason of this proviso does not exceed an amount equal to 10% of the Outstanding Balance of all Eligible Receivables at such time or such other higher percentage as may agreed to by each of the Managing Agents (such agreement not to be unreasonably withheld and, upon any such revision, Fleet Securities, Inc. shall notify the rating agencies, if any, then rating the commercial paper of EagleFunding Capital Corporation at the request of Fleet Securities, Inc. or EagleFunding Capital Corporation, of such revision), and~~

     ~~(4) the Originator shall have provided such information with respect to such Receivable as any Managing Agent may reasonably request to confirm that such Receivable is an Eligible Receivable hereunder.~~

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “ERISA Affiliate” has the meaning set forth in the Investor Agreement.

          “ERISA Event” has the meaning set forth in the Investor Agreement.

          “Event of Termination” has the meaning assigned to that term in Section 7.1.

          “Excess Spread” has the meaning set forth in the Investor Agreement.

          “Existing Transfer Agreement” has the meaning set forth in the Preliminary Statements hereof.

          “Finance Charge Collections” has the meaning set forth in the Investor Agreement.

          “fiscal” means, in reference to any period, such fiscal period of The Bon-Ton Stores, Inc.

          “Fixed Charge Coverage Ratio” has the meaning set forth in the Investor Agreement.

          “GP, Inc.” has the meaning set forth in the Investor Agreement.

          “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          “In-Store Collections” means any cash, instruments or other payment items remitted by any Obligor toward payment of any Receivable at any store location of the Originator.

          “Interest Rate Swap Payments” has the meaning set forth in the Investor Agreement.

          “Investor Agreement” means that certain Second Amended and Restated Receivables Purchase Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time) dated as of January 17, 2003, among the Buyer, BTRGP, Inc., each financial institution party thereto as an Investor, Falcon Asset Securitization Corporation and EagleFunding Capital Corporation, as Conduits, Fleet Securities, Inc., as a Managing Agent, and Bank One, as a Managing Agent and as the Agent.

          “Investors” has the meaning set forth in the Investor Agreement.

          “Lock-Box” means any of (i) the “Lock-Box” identified on Exhibit IV hereto or (ii) any other lock-box established for the purpose of receiving and processing Collections remitted by mail and in respect of which the Originator shall have complied with Sections 3.1(i), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          “Lock-Box Account” means any of (i) the “Lock-Box Account” identified on Exhibit IV hereto or (ii) any other lock-box account established for the purpose of receiving and processing Collections remitted to the Lock-Boxes and in respect of which the Originator shall have complied with Sections 3.1(i), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          “Lock-Box Processor” means, with respect to a Lock-Box, the person(s) accessing a Lock-Box and processing the items of payment received in such Lock-Box.

          “Loss-to-Liquidation Ratio” has the meaning set forth in the Investor Agreement.

          “Managing Agent” has the meaning set forth in the Investor Agreement.

          “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of the Buyer or the Originator, (ii) the ability of the Originator to perform its obligations under this Agreement or of the Buyer to perform its obligations under the Investor Agreement, (iii) the legality, validity or enforceability of this Agreement or any Collection Account Agreement relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Buyer’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          “Monthly Report” has the meaning set forth in the Investor Agreement.

          “Obligor” means a Person obligated to make payments pursuant to a Contract.

          “Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

          “Originator” is defined in the preamble hereto.

          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

          “Parent” ~~means The Bon-Ton Stores, Inc~~has the meaning set forth in the Investor Agreement. ~~, a Pennsylvania corporation.~~

          “Parent Undertaking” has the meaning set forth in the Investor Agreement.

          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          “Potential Event of Termination” means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Termination.

          “Principal Account” has the meaning set forth in the Investor Agreement.

          “Principal Collections” has the meaning set forth in the Investor Agreement.

          “Principal Payment Ratio” has the meaning set forth in the Investor Agreement.

          “Purchase” means a purchase by the Buyer of Receivables and Related Security from the Originator pursuant to Section 2.1 of this Agreement.

          “Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid to the Originator for such Purchase on the date thereof for the Receivables and Related Security being sold to the Buyer on such date, which price shall equal (i) the Original Balance of such Receivables minus (ii) any Purchase Price Credits to be credited against the purchase price otherwise payable in accordance with Section 2.3 hereof.

          “Purchase Price Credit” has the meaning set forth in Section 2.3 hereof.

          “Purchase Group” has the meaning set forth in the Investor Agreement.

          “Purchaser” has the meaning set forth in the Investor Agreement.

          “Receivable” means the indebtedness and other obligations owed to the Originator (without giving effect to any transfer or conveyance hereunder) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services under, with the use of or otherwise in connection with an Account and includes, without limitation, the obligation to pay any Accrued Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          “Regulatory Change” means the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a “Regulatory Change”.

          “Related Security” means, with respect to any Receivable: (i) all of the Originator’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto; (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (iv) all service contracts and other contracts and agreements associated with such Receivables; (v) all Records related to such Receivables, and (vi) all proceeds of any of the foregoing.

          “Revolving Loan” has the meaning set forth in Section 2.2.

          “Revolving Note” means a promissory note in substantially the form of Exhibit IX hereto as more fully described in Section 2.2.

          “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

          ~~“Sub-Servicer” means the Originator~~

          “Store Account” has the meaning set forth in ~~its capacity as sub-servicer for the Collection Agent as described in Section 6.1 hereof.~~the Investor Agreement.

          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Originator.

          “Termination Date” means the earlier of (i) the “Facility Termination Date” (as defined in the Investor Agreement) and (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2.

          “Transaction Documents” means, collectively, this Agreement, the Revolving Note, each Collection Account Agreement and all other instruments, documents and agreements executed and delivered by the Originator in connection with the transactions contemplated hereby.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          ”~~Weekly Report~~Yield Account“ has the meaning set forth in the Investor Agreement.

           (b) ~~(b)~~ All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

          (c) ~~(c)~~ Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

          (d) ~~(d)~~ Capitalized terms used in connection with Section 7.1(h) shall the meanings assigned to such terms in Exhibit X of the Investor Agreement.

~~ARTICLE II~~

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

          Section 2.1. Agreement to Purchase.

           (a) ~~Section 2.1. Agreement to Purchase. (a)~~ Upon the terms and subject to the conditions hereof, the Buyer hereby agrees to buy, and the Originator hereby agrees to sell, all of the Originator’s right, title and interest in and to all Receivables. On the date of the initial Purchase, upon the terms and subject to the conditions hereof, the Buyer shall acquire all of the Originator’s right, title and interest in and to all Receivables then outstanding, together with all Related Security relating thereto and all Collections thereof; on each Business Day thereafter until the Termination Date, upon the terms and subject to the conditions hereof, the Buyer shall acquire all of the Originator’s right, title and interest in and to all Receivables which were not previously purchased by the Buyer hereunder. Each such Purchase shall occur concurrently with payment of the Purchase Price required under Section 2.2, which payment shall be made no later than 3:00 p.m. (New York City time) on the date of each such Purchase. Prior to making any Purchase hereunder, the Buyer may request of the Originator, and the Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

           (b) ~~(b)~~ It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a “sale of accounts,” as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 2.3 hereof, each sale of Receivables hereunder is made without recourse to the Originator; provided, however, that (i) the Originator shall be liable to the Buyer for all representations, warranties and covenants made by the Originator pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originator or any other person arising in connection with the Receivables, the Related Security, the related Contracts and the Accounts, or any other obligations of the Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, the Originator agrees to mark its master data processing records relating to the Receivables with a legend, acceptable to the Buyer, evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer, the Agent or any Managing Agent, the Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Buyer, the Agent or any Managing Agent may reasonably request. In addition, the Originator will deliver to the Buyer or to the Collection Agent the original copy of each Contract under which a Receivable has arisen.

          Section 2.2. Payment for the Purchases.

           (a) ~~Section 2.2. Payment for the Purchases. (a)~~ The Purchase Price for the initial Purchase of Receivables shall be payable in full by the Buyer to the Originator, and shall be paid to the Originator in the following manner on the date of such initial Purchase: (i) by delivery of immediately available funds, to the extent of funds made available to the Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Investor Agreement, (ii) by the issuance of equity and (iii) the balance, with the proceeds of a Revolving Loan. The Purchase Price for each Purchase after the initial Purchase shall be payable in full in immediately available funds by the Buyer to the Originator on the date of such Purchase, except that the Buyer may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Originator to the Buyer hereunder and which have become due but remain unpaid.

           (b) ~~(b~~Notwithstanding anything to the contrary contained in Section 2.2(a), ~~In~~in the case of the initial Purchase the Buyer shall pay part of, and in the case of any subsequent Purchase the Buyer may elect to pay all or part of, the applicable Purchase Price by borrowing a revolving loan (each a “Revolving Loan”) from the Originator, and the Originator, subject to the remaining provisions of this paragraph, irrevocably agrees to advance such Revolving Loan in the amount so specified by the Buyer. Notwithstanding the foregoing, the Originator is not committed to make any Revolving Loan (and the Buyer’s right to make the election described hereinabove shall not be effective), if, as a result of making such loan, either (i) the aggregate outstanding amount of the Revolving Loans would exceed an amount equal to the aggregate Outstanding Balance of the Eligible Receivables at such time minus the aggregate Capital outstanding at such time under the Investor Agreement or (ii) the Buyer’s net worth would be equal to an amount that is less than $5,000,000 or (iii) the amount of the Revolving Loan then being made would exceed an amount equal to the Purchase Price payable in connection with the purchase being made hereunder on such date minus funds then being made available under the Investor Agreement or otherwise then available to the Buyer. The Revolving Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note in the form of Exhibit IX hereto (the “Revolving Note”) and shall be payable solely from funds which the Buyer is not required under the Investor Agreement to set aside for the benefit of, or otherwise pay over to, the Agent, the Managing Agents and/or the Purchasers.

          Section 2.3. ~~Section 2.3.~~ Purchase Price Credit Adjustments. If on any day the Outstanding Balance of, or Accrued Finance Charges in respect of, a Receivable is either (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Originator (whether individually or in its performance of duties as ~~Sub-Servicer~~Collection Agent) ~~or~~, ~~if other than The Bon-Ton Department Stores, Inc., the applicable originator of such Receivable, or~~ (y) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Originator ~~(or, if other than The Bon-Ton Department Stores, Inc, the originator of such Receivable)~~ or any Affiliate thereof) or (z) is otherwise reduced as a result of any of the factors set forth in the definition of Dilutions, then, in such event, the Buyer shall be entitled to a credit (the “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to the full amount of such reduction or cancellation. ~~If such~~So long as the Termination Date has not yet occurred, if any Purchase Price Credit exceeds the Original Balance of the Receivables to be sold hereunder on any date, then the Originator shall deduct the amount of such Purchase Price Credit from any indebtedness owed to it under the Revolving Note until the balance of the Revolving Note is reduced to zero, and then shall pay ~~the~~any remaining amount of such Purchase Price Credit to the Buyer in cash on the next succeeding Business Day~~; provided that, if~~. On and after the Termination Date ~~has not occurred~~, the Originator shall ~~be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness to it owed under the Revolving Note~~pay to the Buyer the amount of any Purchase Price Credit in cash on the next succeeding Business Day and shall not deduct the amount of such Purchase Price Credit from any indebtedness to it owed under the Revolving Note. In no event shall a Purchase Price Credit with respect to any particular Receivable exceed the Purchase Price for such Receivable.

          Section 2.4. ~~Section 2.4.~~ Payments and Computations, Etc. All amounts to be paid or deposited by the Originator hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds to the “Facility Account” maintained by the Buyer under the Investor Agreement. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 2.5. Transfer of Records.

          (a) ~~Section 2.5. Transfer of Records.~~ In connection with the Purchases of Receivables hereunder, the Originator hereby severally sells, transfers, assigns and otherwise conveys to the Buyer all of the Originator’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any Purchase. In connection with such transfer, the Originator hereby grants to each of the Buyer and the Collection Agent an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Originator or is owned by others and used by the Originator under license agreements with respect thereto. The license granted hereby shall be irrevocable, and shall terminate on the Collection Date.

          (b) ~~(b)~~ The Originator shall take such action requested by the Buyer and/or the Agent or any Managing Agent, from time to time hereafter, that may be necessary or appropriate (i) to ensure that the Buyer and its assigns under the Investor Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from the Originator hereunder and (ii) to ensure that the Buyer and the Collection Agent each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

          Section 2.6. ~~Section 2.6.~~ Characterization. If, notwithstanding the intention of the parties ~~express~~expressed in Section 2.1(b), the conveyance by the Originator to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall constitute a security agreement under applicable law. For this purpose, the Originator hereby grants to the Buyer a duly perfected security interest in all of the Originator’s right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After an Event of Termination, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law (including without limitation the right to foreclose upon the Receivables, Related Security, Collections and proceeds thereof and sell such collateral following an Event of Termination, in each case pursuant to the requirements of the UCC), which rights and remedies shall be cumulative.

~~ARTICLE III~~

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Section 3.1. ~~Section 3.1.~~ Representations and Warranties. The Originator hereby represents and warrants to the Buyer that:

          (a) ~~(a)~~ Corporate Existence and Power. The Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to obtain such licenses, authorizations, consents or approvals would not have a Material Adverse Effect on the Originator.

          (b) ~~(b)~~ No Conflict. The execution, delivery and performance by the Originator of this Agreement and each other Transaction Document to which it is a party, and the Originator’s use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Originator or its Subsidiaries (except as created hereunder or under the Investor Agreement); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document to be executed and delivered by the Originator has been duly executed and delivered by the Originator.

          (c) ~~(c)~~ Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Document to be delivered in connection herewith.

          (d) ~~(d)~~ Binding Effect. This Agreement and each of the other Transaction Documents to which the Originator is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

          (e) ~~(e)~~ Accuracy of Information. All information heretofore furnished by the Originator to the Buyer, the Agent, any Managing Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Originator to the Buyer, the Agent, any Managing Agent and the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f) ~~(f)~~ Use of Proceeds. No proceeds of any Purchase will be used (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g) ~~(g)~~ Good Title; Perfection. Immediately prior to each purchase hereunder, the Originator shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith. This Agreement is effective to, and shall, upon each purchase hereunder, irrevocably transfer to the Buyer legal and equitable title to, with the legal right to sell, such Receivable and the Related Security, free and clear of any Adverse Claim except as otherwise created by the Buyer under the Investor Agreement. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer’s ownership interest in such Receivable.

          (h) ~~(h)~~ Places of Business. The principal places of business and chief executive office of the Originator and the offices where the Originator keeps all its Records are, and have been at all times since January 1, 1995, located at the address(es) listed on Exhibit III or such other locations notified to the Buyer in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Originator’s jurisdiction of organization and Federal Employer Identification Number are each correctly set forth on Exhibit III.

          (i) ~~(i) Collection Accounts. With respect to Collections and the Collection Accounts:~~

     ~~(i) the Originator has instructed all Obligors to pay all Collections directly to a Lock-Box; provided that Obligors may elect to make payments at a store location of the Originator;~~

     ~~(ii) the Originator shall cause each of its stores (A) to deposit all In-Store Collections with a local bank within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections, and the Originator shall remit to the Sub-Servicer on the date of receipt of any such In-Store Collections in the Concentration Account all of such Collections and the Sub-Servicer shall apply such Collections in accordance with Article VI; provided, however, that the Originator shall not be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof so long as all such In-Store Collections are deposited within two Business Days of receipt;~~

     ~~(iii) all Collections in the Lock-Boxes are deposited, on the same Business Day received, directly into a Lock-Box Account and a remittance thereof (to the extent such Collections are to be applied in payment of the Purchase Price with respect to a Purchase or on account of the Revolving Note) is initiated through the automated clearinghouse system or by wire transfer within one Business Day from the Lock-Box Accounts for deposit directly into the Concentration Account;~~

     ~~(iv) all Lock-Boxes, Lock-Box Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, are listed on Exhibit IV and, with respect to each Collection Account established after the date hereof, the Originator has provided notice thereof to the Buyer and the Agent and otherwise complied with all requirements set forth in Section 5.2(b) with respect thereto;~~

     ~~(v) a Collection Account Agreement in respect of each Collection Account, in the appropriate form, has been duly executed and delivered by the applicable Collection Bank, the Originator, the Buyer and the Agent, and such Collection Account Agreement remains in full force and effect.~~

          ~~The Originator has not granted any Person, other than the Buyer (and its assignees) as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.~~

           (j) [Reserved].

           (k) ~~(j)~~ Financial Statements; Material Adverse Effect. The consolidated balance sheets of the Parent and its consolidated Subsidiaries as of November 2, 2002, and the related statements of income, shareholders’ equity and cash flows for the fiscal year and/or fiscal quarter then ended, copies of which have been furnished to the Buyer and the Agent, fairly present the consolidated financial condition of the Parent and its consolidated Subsidiaries as at each such date and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the period ended on each such date, all in accordance with generally accepted accounting principles consistently applied. Since January 31, ~~2002,~~2003, no event has occurred which would have a Material Adverse Effect.

           (l) ~~(k)~~ Names. The Seller has not used any corporate names, trade names or assumed names other than (i) on, or at any time during the five year period prior to, the date of this Agreement, those listed on Exhibit V and (ii) after the date of this Agreement any other name in respect of which the Seller shall have complied with Section 5.2(a).

           (m) ~~(l)~~ Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Originator threatened, against or affecting the Originator, any Subsidiary of the Originator or the Parent, or any of the foregoing’s respective properties, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of the Originator, any of the Originator’s Subsidiaries or the Parent, or (iii) materially adversely affect the ability of the Originator or the Buyer to perform its obligations under the Transaction Documents; neither the Originator, nor any of its Subsidiaries, nor the Parent is in default with respect to any material contractual obligation or any order of any court, arbitrator or governmental body.

           (n) ~~(m)~~ Credit and Collection Policies. Each Receivable has been created in compliance in all material respects with the Credit and Collection Policy.

           (o) ~~(n)~~ Payments to Originator. The Purchase Price and other consideration received hereunder constitutes reasonably equivalent value in consideration for the Purchases hereunder and no such Purchase shall have been made for or on account of an antecedent debt owed by the Originator to the Buyer and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

           (p) ~~(o)~~ Ownership of the Buyer. The Originator owns, directly or indirectly, one hundred percent (100%) of the general and limited partnership interests of the Buyer. For this purpose, the ownership by the Originator of 100% of the capital stock of an entity holding a 100% interest in the general partner of the Buyer shall be deemed to be indirect ownership of such general partnership interest in the Buyer

           (q) ~~(p)~~ Not an Investment Company. The Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

           (r) ~~(q)~~ Eligibility of Receivables. Except for Receivables sold on the date of the initial Purchase hereunder and which are identified on such date as not meeting the criteria of

Eligible Receivables, each Receivable sold hereunder is, on the date of Purchase thereof, an Eligible Receivable.

~~ARTICLE IV~~

ARTICLE IV

CONDITIONS OF PURCHASES

          Section 4.1. ~~Section 4.1.~~ Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the conditions precedent that (i) the Buyer shall have received on or before the date of such Purchase the documents listed on Schedule A hereto and (ii) all conditions precedent to the initial Purchase under the Investor Agreement shall have been satisfied and/or waived.

          Section 4.2. Conditions Precedent to All Purchases. Each Purchase shall be subject to the further conditions precedent that:

          (a) ~~Section 4.2. Conditions Precedent to All Purchases. Each Purchase shall be subject to the further conditions precedent that (a)~~ on the date of each such Purchase, the following statements shall be true both before and after giving effect to such Purchase (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the Originator that such statements are then true):

     (i) ~~(i)~~ the representations and warranties set forth in Article III are correct in all material respects on and as of the date of such Purchase as though made on and as of such date;

     (ii) ~~(ii)~~ no event has occurred and is continuing, or would result from such Purchase, that will constitute an Event of Termination, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Event of Termination (including, without limitation, any proceeding that would with the passage of time constitute an Event of Termination pursuant to Section 7.1(c)); and

     (iii) ~~(iii)~~ the Termination Date shall not have occurred; and

          (b) ~~and (b)~~ the Buyer shall have received such other approvals, opinions or documents as it shall have reasonably requested prior to the date of such purchase and which relate to assurances sought by the Buyer (or any assignee thereof) in light of the occurrence of any Regulatory Change or the occurrence of any other event or condition the effect of which is to increase the risk in any material respect that any of the foregoing conditions shall not have been satisfied at the time of such purchase.

          Notwithstanding the foregoing conditions precedent, upon the payment of the Purchase Price for any Purchase (whether by payment of cash or through an increase in the amounts outstanding under the Revolving Note or by offset of amounts owed to the Buyer or by offset of capital contributions, title to the Receivables and related assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied.

~~ARTICLE V~~

ARTICLE V

COVENANTS

          Section 5.1. ~~Section 5.1.~~ Affirmative Covenants of the Originator. Until the Collection Date, the Originator hereby covenants that:

          (a) ~~(a)~~ Financial Reporting. The Originator will (or will cause the Parent to) maintain, for the Parent and each of the Parent’s Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer (and to the Agent and each Managing Agent) (if such information is not publicly available at such time on the SEC’s EDGAR online system):

     (i) ~~(i)~~ Annual Reporting. Within 90 days after the close of each fiscal year, financial statements for the Parent and its Subsidiaries for such fiscal year certified without qualification or in another manner reasonably acceptable to the Buyer, the Agent and each Managing Agent by any “Big 4” accounting firm or any other firm of independent public accountants reasonably acceptable to the Buyer, the Agent and each Managing Agent.

     (ii) ~~(ii)~~ Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each fiscal year, balance sheets as at the close of each such period and statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Parent’s chief financial officer.

     (iii) ~~(iii)~~ Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit VI signed on behalf of the Originator by the Originator’s corporate comptroller or chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

     (iv) ~~(iv)~~ Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

     (v) ~~(v)~~ S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission.

     (vi) ~~(vi)~~ Change in Credit and Collection Policy. At least 10 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment.

     (vii) ~~(vii)~~ Other Information. Such other information (including non-financial information) as the Agent or any Managing Agent may from time to time reasonably request.

          (b) ~~(b)~~ Notices. The Originator will notify the Agent and each Managing Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

     (i) ~~(i)~~ Events of Termination or Potential Events of Termination. The occurrence of each Event of Termination or each Potential Event of Termination, by a statement of the corporate comptroller or senior financial officer of the Originator.

     (ii) ~~(ii)~~ Judgment. The entry of any judgment or decree against the Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originator and its Subsidiaries (which judgments and decrees are not covered by insurance, the carrier of which shall have acknowledged such coverage) exceeds $~~5,000,000.~~1,000,000.

     (iii) ~~(iii)~~ Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the Originator or any Subsidiary or the collectibility of the Receivables.

          (c) ~~(c)~~ Compliance with Laws. The Originator will comply in all respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which may have a Material Adverse Effect.

          (d) ~~(d)~~ Audits. The Originator will furnish to the Buyer (and/or the Agent and any Managing Agent on behalf of the Buyer) from time to time such information with respect to it and the Receivables as the Buyer, the Agent or any Managing Agent may reasonably request. The Originator shall, from time to time during regular business hours as requested by the Buyer upon reasonable notice, permit the Buyer (or the Agent or any Managing Agent on behalf of the Buyer) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Originator’s financial condition or the Receivables and the Related Security or the Originator’s performance hereunder or under the Contracts with any of the officers or employees of the Originator having knowledge of such matters. Prior to the occurrence of an Event of Termination, the Buyer shall be limited to two material audits during any 12 month period and any follow-up audits related to any deficiency found in any such material audit.

          (e) ~~(e)~~ Keeping and Marking of Records and Books.

     (i) ~~(i)~~ The Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable) . The Originator will give the Buyer notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (ii) ~~(ii)~~ The Originator will (a) at all times, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer, describing the interests of the Buyer therein and further describing the “Receivable Interests” sold by the Buyer to the Purchasers and (b) upon the request of the Buyer (x) mark each Contract with a legend describing the Buyer’s interest therein and further describing the Receivable Interests of the Purchasers and (y) deliver to the Buyer or its designee all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f) ~~(f)~~ Credit and Collection Policy. The Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Originator will pay when due, any taxes (including, without limitation any sales taxes) payable in connection with the Receivables.

          (g) ~~(g)~~ Purchase of Receivables. With respect to each Receivable purchased by the Buyer from the Originator, the Originator shall take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Buyer, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer’s interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Buyer as the Buyer may reasonably request.

          (h) ~~(h)~~ Purchasers’ Reliance. The Originator acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Buyer’s identity as a separate legal entity from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Originator shall take all reasonable steps including, without limitation, all steps that the Agent or any Managing Agent or any Purchaser may from time to time reasonably request, to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof and not a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Originator (i) shall not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer, (ii) shall take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the covenants set forth in Section 5.1(k) of the Investor Agreement and (iii)

shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Originator and the Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

          (i) ~~(i)~~ Collections by the Originator. The Originator shall (whether individually or in its capacity as ~~Sub-Servicer~~Collection Agent pursuant to Article VI) remit all Collections received by the Originator to a Collection Account not later than the Business Day immediately after receipt of such Collections by the Originator and, at all times prior to such remittance, cause such Collections ~~shall~~to be held in trust by the Originator, for the exclusive benefit of the Buyer and its assignees. The Originator shall use all reasonable efforts, whether individually or in its capacity as ~~Sub-Servicer~~Collection Agent, to minimize the deposit of any funds other than Collections into any of the Collection Accounts and, to the extent that any such funds are nevertheless deposited into any of such Collection Accounts, promptly identify (or cause to be identified) any such funds to the Buyer.

          (j) ~~(j)~~ Ownership of the Buyer. The Originator and its affiliates will at all times own 100% of the partnership interests of the Buyer. For this purpose, the ownership by the Originator of 100% of the capital stock of an entity holding a 100% interest in the general partner of the Buyer shall be deemed to be indirect ownership of such general partnership interest in the Buyer.

          (k) Collection Accounts. With respect to Collections and the Collection Accounts and the Store Accounts:

      (i) the Originator will instruct in the monthly remittance advices sent to all Obligors to pay all Collections directly to a Lock-Box; provided that Obligors may elect to make payments at a store location of the Originator;

      (ii) the Originator will cause each of its stores (A) to deposit all In-Store Collections into a Store Account within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections, and subsequently (within one Business Day after such deposit) to the Collection Concentration Account; provided, however, that the Originator shall not be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof so long as all such In-Store Collections are deposited in a Store Account within two Business Days of receipt;

      (iii) the Originator will cause all Collections in the Lock-Boxes to be deposited, on the same Business Day received, directly into a Lock-Box Account and subsequently (within one Business Day after such deposit) transferred to the Collection Concentration Account;

      (iv) the Originator will cause all Lock-Boxes, Lock-Box Accounts, Store Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, to be listed on Exhibit IV and, with respect to each Collection Account and Store Account established after the date hereof, the Originator will provide notice thereof to the Buyer and the Agent and otherwise comply with all requirements set forth in Section 5.2(b) with respect thereto; and

      (v) the Originator will enter into (A) a Collection Account Agreement in respect of each Collection Account, in the appropriate form, that is duly executed and delivered by the applicable Collection Bank, the Originator, the Buyer and the Agent, and such Collection Account Agreement shall be maintained in full force and effect, (B) a control agreement in respect of each Lock-Box (which control agreement may be contained in a Collection Account Agreement), in form and substance acceptable to each Managing Agent, that is duly executed and delivered by the Lock-Box Processor with respect to such Lock-Box, the Originator, the Buyer and the Agent and such control agreement shall be maintained in full force and effect, and (C) on or before January 22, 2004, a blocked account agreement in respect of each Store Account (other than any Store Account with a balance that does not at any time exceed $50,000) with the applicable bank maintaining each such Store Account, in a form acceptable to the Buyer and the Agent with either the Agent or with another secured party that has entered into an intercreditor agreement with the Agent.

The Originator has not granted, and will not grant to, any Person, other than the Buyer (and its assignees) as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

          Section 5.2. ~~Section 5.2.~~ Negative Covenants of the Originator. Until the Collection Date, the Originator hereby covenants that:

           (a) ~~(a)~~ Name Change, Offices, Records and Books of Accounts. The Originator will not change its name, form of organization or jurisdiction of organization (within the meaning of Section 9-102 of any applicable enactment of the UCC) unless it shall have: (i) given the Buyer at least 45 days prior notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer (or the Agent or any Managing Agent on behalf of the Buyer) in connection with such change or relocation.

           (b) ~~(b)~~ Change in Payment Instructions to Obligors. The Originator will not add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made on the Receivables, unless in the case of the proposed addition or termination of any bank as a Collection Bank, the Buyer and the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Collection Account, a fully executed Collection Account Agreement; provided, however, that the Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to an existing ~~Collection Account.~~Lock-Box or Lock-Box Account. The Originator will not add or terminate any Lock-Box unless the Agent shall have received at least 30 days before the proposed effective date therefor (x) written notice of such addition or termination and (y) a fully executed control agreement in compliance with Section 5.1(k).

           (c) ~~(c)~~ Sales, Liens, Etc. Except as otherwise provided herein, the Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account or assign any right to receive income in respect thereof, and the Originator shall defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Originator. Without limiting the foregoing, the Originator shall not create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any goods or merchandise the sale of which gives rise to the Receivables.

           (d) ~~(d)~~ Change in Business or Credit and Collection Policy. The Originator shall not make any material change in the character of its business or in its Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables.

           (e) ~~(e)~~ Extension or Amendment of Receivables. Except in its capacity as ~~Sub-Servicer~~Collection Agent to the extent permitted pursuant to Section 6.2(c) of the Investor Agreement, the Originator shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract under which such Receivable arises.

           (f) ~~(f)~~ Merger. The Originator shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that any Person may merge into the Originator in a transaction in which the Originator is the surviving entity so long as such merger shall not be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables.

           (g) ~~(g)~~ Accounting for Purchases. The Originator will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Related Security by the Originator to the Buyer, or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Related Security by the Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

~~ARTICLE VI~~

ARTICLE VI
ADMINISTRATION AND COLLECTION

          Section 6.1. ~~Section 6.1.~~ Designation of ~~Sub-Servicer. (a)~~ Collection Agent. The servicing, administration and collection of the Receivables shall be conducted by the Collection Agent so designated from time to time in accordance with Section 6.1 of the Investor Agreement. ~~The Originator is hereby designated as, and hereby agrees to act as a sub-servicer (the “Sub-Servicer”) for the Buyer in the Buyer’s capacity as Collection Agent pursuant to the terms of the Investor Agreement and the Originator agrees in such capacity as sub-servicer to perform all of the duties and obligations of the Collection Agent set forth herein and in the Investor Agreement. The Originator further agrees that it shall be directly liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all such duties and responsibilities of the Collection Agent provided that (i) nothing in this Agreement shall eliminate the Buyer’s primary liability to the Agent, the Managing Agents and the Purchasers for its duties as Collection Agent, (ii) the Buyer shall retain sole responsibility and authority for withdrawing funds from the Collection Accounts and (iii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with the Buyer in matters relating to the discharge by the Collection Agent of its duties and responsibilities as provided in Section 6.1 of the Investor Agreement. The Originator shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Collection Agent delegated to it by the Buyer; provided that the Originator may delegate certain of its duties and responsibilities as more particularly described on Schedule B hereto to the Persons identified therefor on Schedule B; provided, further, that the Originator shall remain primarily liable to the Buyer for the performance of all such duties and responsibilities notwithstanding such delegation. The Originator’s authority to act as Sub-Servicer may be revoked by the Buyer at any time.~~

          ~~Section 6.2. Duties of Sub-Servicer. (a) The Sub-Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.~~

          ~~(b) The Sub-Servicer shall promptly and immediately segregate, in a manner acceptable to the Buyer, the Agent and the Managing Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Sub-Servicer prior to the remittance thereof to the Buyer to be administered in accordance with the procedures described herein and in Article I of the Investor Agreement; provided, however, that the Sub-Servicer may, unless the Agent, any Managing Agent or the Collection Agent has revoked its authority to do so, apply such funds immediately to the payment of the Purchase Price for new Receivables or the payment of amounts owed under the Revolving Note.~~

          ~~(c) The Sub-Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable, or adjust the Outstanding Balance of any Receivable as a result of Dilutions, or adjust the Outstanding Balance of any Defaulted Receivable as the Sub-Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under the Investor Agreement. Notwithstanding anything to the contrary contained herein, the Buyer shall have the absolute and unlimited right to direct the Sub-Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.~~

          ~~(d) The Sub-Servicer shall hold in trust for the Buyer and its assignees, in accordance with their respective interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Buyer, deliver or make available to the Buyer all such Records, at a place selected by the Buyer. The Sub-Servicer shall, as soon as practicable following receipt thereof, turn over to the Buyer all Collections of Receivables less all reasonable out-of-pocket costs and expenses of the Sub-Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.~~

          ~~(e) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, with the consent or at the direction of the Managing Agents, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.~~

          Section 6.2. [Reserved].

          Section 6.3. Collection Account Agreements.

           (a) ~~Section 6.3. Collection Account Agreements. (a)~~ The Originator hereby transfers to the Buyer, effective concurrently with the initial Purchase hereunder, the exclusive ownership and control of the Collection Accounts, as evidenced by the Collection Account Agreements, and the Originator shall claim no further right, title and/or interest in and to any such Collection Accounts nor any rights to withdraw funds therefrom. The Originator hereby authorizes the Buyer, and agrees that the Buyer shall be entitled to (i) endorse the Originator’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Buyer or its designees rather than the Originator.

           (b) ~~(b)~~ The Originator agrees that the Agent, as assignee of the Buyer, may at any time and at the direction of any Managing Agent, shall, on written notice to the Originator, direct that the Originator, and the Originator thereupon shall, (i) cease accepting In-Store Collections at individual cash registers within a store, (ii) accept all In-Store Collections at a single collection point within each store, and otherwise segregate, record and maintain the separateness of all In-Store Collections from all other cash and payment items handled or located at such store, and (iii) remit on a daily basis from each store location all In-Store Collections (in the form received) to such location or locations as the Agent may in its sole discretion direct, including, without limitation, to a deposit account at any bank selected by the Agent (which may be a separate deposit account at the bank where any store, in the ordinary course, deposits its Collections) or to a concentration location (which may entail daily delivery by overnight courier by each store to such location of such store’s In-Store Collections). The Originator shall take all actions necessary, or that the Agent may reasonably request, to implement any alternative handling procedures required under this Section 6.3(b) for In-Store Collections.

          Section 6.4. ~~Section 6.4.~~ Responsibilities of the Originator. Anything herein to the contrary notwithstanding, the exercise by the Buyer of its rights hereunder shall not release the Originator from any of its duties or obligations with respect to any Receivables or under the related Contracts. Neither the Buyer nor any of its assignees (including any Collection Agent) shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Originator thereunder.

          Section 6.5. ~~Section 6.5. Reports~~

          Section 6.6. [Reserved]. ~~On the 15th day of each month (or, if such day is not a Business Day, the next Business Day) and at such times as the Agent or any Managing Agent shall request, the Sub-Servicer shall prepare and forward a Monthly Report to the Agent and each Managing Agent. On February 6, 2003 and on Thursday of each successive week, the Sub-Servicer shall prepare and forward a Weekly Report to the Agent and each Managing Agent. Together with the Monthly Reports required hereunder, the Sub-Servicer shall deliver a compliance certificate in substantially the form of Exhibit VI signed on behalf of the Sub-Servicer by the Sub-Servicer’s corporate comptroller or chief financial officer and dated the date of such Monthly Report. At such times as the Agent or any Managing Agent shall request, the Sub-Servicer shall prepare and forward to the Agent and each Managing Agent a listing by Obligor of all Receivables together with an aging of such Receivables.~~

~~ARTICLE VII~~

ARTICLE VII
EVENTS OF TERMINATION

          Section 7.1. ~~Section 7.1.~~ Events of Termination. The occurrence of any one or more of the following events shall constitute an Event of Termination:

           (a) ~~(a)~~ (i) ~~the Sub-Servicer or~~ the Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a)) or the Parent shall fail to perform or observe any term, covenant or agreement under the Parent Undertaking and such failure shall remain unremedied for ten (10) Business Days after the earlier to occur of knowledge thereof on the part of the ~~Sub-Servicer or the~~ Originator or the Parent, as applicable, or notice thereof given by the Buyer, the Agent or any Managing Agent to the Originator or ~~(ii)~~ the ~~Sub-Servicer or~~Parent, as applicable or (ii) the Originator shall fail to make any payment or deposit to be made by it hereunder or under any other Transaction Document to which it is a party when due or the Parent shall fail to make any payment or deposit to be made by it under the Parent Undertaking when due and such failure shall remain unremedied for one (1) Business Day.

           (b) ~~(b)~~ Any representation, warranty, certification or statement made by the Originator in this Agreement or in any other document delivered pursuant hereto, or the Parent in the Parent Undertaking shall prove to have been incorrect in any material respect when made or deemed made.

           (c) (~~c)(~~i) The Buyer, GP, Inc., the Originator, ~~the~~either Parent or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Buyer, GP, Inc., the Originator, ~~the~~either Parent or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against the Originator, either Parent or any of their respective subsidiaries (other than GP, Inc., or the Buyer) such proceeding shall remain undismissed or unstayed for sixty (60) days or the applicable court shall enter a decree or order granting the relief sought in such proceeding or (ii) the Buyer, GP, Inc., the Originator, ~~the~~either Parent or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (c).

           (d) ~~(d)~~ The Originator shall fail to observe or perform any covenant, condition or provision of any agreement relating to the Receivables.

           (e) ~~(e)~~ The three month rolling average Excess Spread shall be less than 2%.

           (f) (~~f) (~~i) The Originator shall cease to own, directly or indirectly, 100% of the general and limited partnership interests of the Buyer. For this purpose, the ownership by the Originator of 100% of the capital stock of an entity holding a 100% interest in the general partner of the Buyer shall be deemed to be indirect ownership of such general partnership interest in the Buyer~~.~~  or (ii) A Change of Control shall occur.

           (g) ~~(g)~~ As at the end of any fiscal month, (i) the average Delinquency Ratio in respect of the three fiscal months then most recently ended shall exceed 3.5% ~~or~~; (ii) the average ~~Loss-to-Liquidation~~Charge-Off Ratio in respect of the three fiscal months then most recently ended shall exceed ~~3.5~~6.00% or (iii) the average Principal Payment Ratio in respect of the three fiscal months then most recently ended shall be less than 14.0%.

           (h) As at the end of any fiscal month, the average Dilution Ratio in respect of the three fiscal months then most recently ended shall exceed, (i) for the fiscal months ending in either December or January, 5.5% and (ii) for any other fiscal month, 4.25%.

           (i) ~~(h)~~ The ~~Parent~~Bon-Ton Corp. and its Subsidiaries shall fail to maintain, on a consolidated basis at the end of each Fiscal Quarter of Parent a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.0 to 1.0.

           (j) The Bon-Ton Corp. and its Subsidiaries on a consolidated basis shall make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each such period:

Period	Maximum Capital Expenditure Per Period

Fiscal Year 2003	$32,000,000
Fiscal Year 2004	$40,000,000
Fiscal Year 2005	$45,000,000
Fiscal Year 2006 and thereafter	$50,000,000

provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any Fiscal Year by the positive amount equal to the lesser of (x) fifty percent (50%) of the amount of permitted Capital Expenditures for the immediately prior Fiscal Year, and (y) the amount (if any) equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior Fiscal Year minus the actual amount of any Capital Expenditures expended during such prior Fiscal Year (the “Carry Over Amount”) and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding Fiscal Year.

           (k) (i) ~~The failure of~~ A default or breach shall occur under any other agreement, document or instrument to which any Material Entity is a party which is not cured within any applicable grace period, and such default or breach (~~as defined in Section 7.3~~i) involves the failure to make any payment when due ~~(whether at scheduled maturity, by acceleration, when declared to be due and payable or otherwise) in respect~~ of any Indebtedness (other than any Indebtedness with respect to which the payee is ~~the Parent~~The Bon-Ton Stores, Inc. or any Affiliate thereof) ~~outstanding (individually or~~of any Material Entity in excess of $1,000,000 in the aggregate or (ii) causes or permits any holder of such Indebtedness or a trustee to cause, Indebtedness (or a portion thereof) in excess of $1,000,000 in ~~a principal amount of $5,000,000 and such failure shall remain unremedied for three (3) Business Days.~~ the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, unless such default is waived or cured.

           (l) The Parent Undertaking shall cease to be in full force and effect.

           (m) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Material Entity and the same shall not, within thirty (30) days after the entry thereof, have been discharged or the execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

           (n) An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether assessed or not assessed, exceeds $250,000 in the aggregate.

           (o) As at the end of any fiscal month, the average aggregate In-Store Collections in respect of the three fiscal months then most recently ended shall exceed 40% of the aggregate Collections during such three fiscal months.

          Section 7.2. ~~Section 7.2.~~ Remedies. Upon the occurrence and during the continuation of an Event of Termination, the Buyer may (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originator; provided, however, that upon the occurrence of an Event of Termination described in subsection (~~d~~c)(i) above or of an actual or deemed entry of an order for relief with respect to the Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Originator. Upon the occurrence of the Termination Date for any reason whatsoever, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.

          Section 7.3. ~~Section 7.3. Payment Default on Other Indebtedness~~

          Section 7.4. [Reserved]. ~~In the event that any Material Entity (as defined below) shall fail to make any payment when due (whether at scheduled maturity, by acceleration, when declared to be due and payable or otherwise) in respect of any Indebtedness (other than any Indebtedness with respect to which the payee is the Parent or any Affiliate thereof) outstanding (individually or in the aggregate) in a principal amount of $2,500,000 or more at any time that a Person affiliated with or designated by the Originator is then the Collection Agent or the Sub-Servicer, and such failure shall remain unremedied for three (3) Business Days, the Agent, as assignee of the Buyer, may, with the consent of the Managing Agents, and shall, at the direction of any Managing Agent, demand that the Originator thereupon seek and obtain the services of a new Collection Agent or Sub-Servicer satisfactory to the Agent and the Managing Agent. For this purpose, “Material Entity” means the Originator, the Parent, The Bon-Ton Corp., The Bon-Ton National Corp., The Bon-Ton Trade Corp., The Bon-Ton Stores of Lancaster, Inc., Adam, Meldrum & Anderson Co., Inc. and any other Person controlling, controlled by or under common control with the Originator and representing not less than 5% of the net worth of the consolidated group of which the Originator comprises a part.~~

~~ARTICLE VIII~~

ARTICLE VIII
INDEMNIFICATION

          Section 8.1. ~~Section 8.1.~~ Indemnities by the Originator . Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer and its assignees (including the Agent, each Managing Agent and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Buyer of the Receivables, excluding, however:

     (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (ii) recourse for Receivables that are uncollectible or uncollected (whether on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or otherwise); provided that the foregoing shall not negate, impair or otherwise modify any (or the effect of any) of the representations, warranties, covenants or other agreements of the Originator contained in this Agreement; or

     (iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with (a) the characterization of the Purchases as true sales and (b) the characterization of the transactions under the Investor Agreement as creating indebtedness of the Buyer for purposes of taxation provided, however, that nothing contained in this sentence shall limit the liability of the Originator ~~or the Sub-Servicer~~ for amounts otherwise specifically provided to be paid by the Originator ~~or the Sub-Servicer~~ under the terms of this Agreement or any other Transaction Document. Without limiting the generality of the foregoing indemnification, the Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Originator ~~or the Sub-Servicer~~) to the extent the same relate to or result from:

     (i) any representation or warranty made by the Originator ~~or the Sub-Servicer~~ (or any officers of the Originator ~~or the Sub-Servicer~~) under or in connection with this Agreement, any Monthly Report, ~~any Weekly~~Daily Report or any other information or report delivered by the Originator ~~or the Sub-Servicer~~ pursuant hereto, which shall have been false or incorrect when made or deemed made;

     (ii) the failure by the Originator ~~or the Sub-Servicer~~ to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

     (iii) any failure of the Originator ~~or the Sub-Servicer~~ to perform its duties or obligations in accordance with the provisions of this Agreement;

     (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

     (vi) any Receivable which is treated as or represented by the Originator ~~or the Sub-Servicer~~ to be an Eligible Receivable which is not at the date thereof an Eligible Receivable;

     (vii) the commingling of Collections of Receivables at any time with other funds;

     (viii) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; excluding, however, any investigation, litigation or proceeding that relates solely to the compliance or noncompliance by the Buyer or any of its assignees with any state or federal laws applicable to such Person because of such Person’s regulatory status or any contractual restriction (other than the Transaction Documents) binding on such Person;

     (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; and

     (x) any proceeding of the sort described in Section 7.1(c) being filed by or against the Originator.

The Originator shall be given notice of any claim for indemnified liabilities and, in the case of any litigation or proceeding brought by any Person that is not a party to this Agreement or the Investor Agreement which litigation or proceeding is reasonably likely to give rise to a claim hereunder for indemnification, the Originator shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof.

          Section 8.2. ~~Section 8.2.~~ Other Costs and Expenses. The Originator shall pay to the Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the costs payable by the Buyer to the Agent, the Managing Agents and the Purchasers under Sections 8.2 and 8.3 of the Investor Agreement. The Originator shall pay to the Buyer on demand any and all costs and expenses of the Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Termination.

~~ARTICLE IX~~

ARTICLE IX
MISCELLANEOUS

          Section 9.1. Waivers and Amendments.

           (a) ~~Section 9.1. Waivers and Amendments. (a)~~ No failure or delay on the part of the Buyer (or any of its assignees) or the Originator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

           (b) ~~(b)~~ No provision of this Agreement may be amended, supplemented, modified or waived except in writing by the Originator and the Buyer and, to the extent required under the Investor Agreement, the Agent, the Managing Agents and/or the “Required Investors” (as defined thereunder).

          Section 9.2. ~~Section 9.2.~~ Notices. Except as otherwise expressly provided, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party hereto at its respective address or telecopy number set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          Section 9.3. Protection of Buyer’s Interests.

           (a) ~~Section 9.3. Protection of Buyer’s Interests. (a)~~ The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Buyer may reasonably request, to perfect, protect or more fully evidence its ownership of the Receivables, or to enable the Buyer to exercise and enforce its rights and remedies hereunder in respect of the Receivables, the Related Security and the Collections. The Buyer may, or the Buyer may direct the Originator to, notify the Obligors of Receivables, at any time and at the Originator’s expense, of the Buyer’s ownership of the Receivables and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

           (b) ~~(b)~~ If the Originator ~~or the Sub-Servicer~~ fails to perform any of its obligations hereunder, the Buyer (or any of its assignees) may (but shall not be required to) perform, or cause performance of, such obligation. The Buyer or such assignee shall give the Originator ~~or the Sub-Servicer, as applicable~~, three Business Days’ notice before taking any such action; provided that, if, in the reasonable judgment of the Buyer, the Agent or any Managing Agent, the giving of such notice or any delay in taking the related action would materially adversely affect the ability of the Buyer, the Agent or such Managing Agent to exercise any of their rights hereunder, or the interest of the Buyer, the Agent or such Managing Agent in the Receivables generally or the collectibility of the Receivables generally (or any material portion thereof), none of the Buyer, the Agent or such Managing Agent shall be required to give such notice. The Buyer’s, the Agent’s and any Managing Agent’s costs and expenses incurred in connection with any such action shall be payable by the Originator on demand. The Originator irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact, to act on behalf of the Originator ~~and the Sub-Servicer~~ (i) to execute on behalf of the Originator as seller/debtor and to file financing statements necessary or desirable in the Buyer’s sole discretion to perfect and to maintain the perfection and priority of the Buyer’s interest in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of its interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 9.4. Confidentiality.

           (a) ~~Section 9.4. Confidentiality. (a)~~ The Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the Investor Agreement and the other confidential proprietary information obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that the Originator and its officers and employees may disclose such information to the Originator’s external accountants and attorneys and as required by any applicable law, rule or regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

           (b) ~~(b)~~ Anything herein to the contrary notwithstanding, the Originator hereby consents to the disclosure of any non-public information with respect to it (i) to the Buyer, the Agent, the Managing Agents, the Investors or the Conduits by each other, (ii) by the Buyer, the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent, any Conduit or any Managing Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to such Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Managing Agent provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that the recipients are advised of the confidential nature thereof. In addition, the Buyer, the Purchasers, the Agent and any Managing Agent may disclose any such non-public information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

           (c) Notwithstanding the foregoing, however, each party hereto may also disclose to any and all persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the parties hereto relating to such tax treatment or tax structure, except that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure of the transactions contemplated hereby.

          Section 9.5. ~~Section 9.5.~~ Bankruptcy Petition. The Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 9.6. ~~Section 9.6.~~ Limitation of Liability. Except with respect to any claim arising out of the willful misconduct, gross negligence or bad faith of any Conduit, any Managing Agent, the Agent or any Investor, no claim may be made by the Originator against any Conduit, any Managing Agent, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 9.7. ~~SECTION 9.7.~~ CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 9.8. ~~SECTION 9.8.~~ CONSENT TO JURISDICTION. THE ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT AND THE ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR THE RIGHTS OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER AS THE BUYER’S ASSIGNEES) TO BRING PROCEEDINGS AGAINST THE ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE ORIGINATOR AGAINST THE BUYER, THE AGENT, ANY MANAGING AGENT, ANY PURCHASER OR ANY OTHER OF THE BUYER’S ASSIGNEES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 9.9. ~~SECTION 9.9.~~ WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 9.10. ~~Section 9.10.~~ Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Originator, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Originator. Without limiting the foregoing, the Originator acknowledges that the Buyer, pursuant to the Investor Agreement, shall assign to the Agent, for the benefit of the Managing Agents and the Purchasers, all of its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Investor Agreement. The Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Investor Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and the Originator agrees to cooperate fully with the Agent and the Collection Agent in the exercise of such rights and remedies. The Originator further agrees to give to the Agent and each Managing Agent copies of all notices it is required to give to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article IV and the indemnification and payment provisions of Article VIII and Section 9.5 shall be continuing and shall survive any termination of this Agreement.

          Section 9.11. ~~Section 9.11.~~ Subordination. The Originator agrees that any indebtedness, obligation or claim it may from time to time hold or otherwise have against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Buyer owing to the Agent, any Managing Agent or any Purchaser under the Investor Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent, any Managing Agent and the Purchasers and/or any of their assignees under the Investor Agreement.

          Section 9.12. ~~Section 9.12.~~ Integration. This Agreement and the Collection Account Agreements contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          Section 9.13. ~~Section 9.13.~~ Counterparts; Severability. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 9.14. ~~Section 9.14.~~ Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Transfer Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Existing Transfer Agreement shall, subject to this Section 9.14, be superseded in their entirety by this Agreement. Notwithstanding the amendment and restatement of the Existing Transfer Agreement by this Agreement, the Originator shall continue to be liable to the Buyer with respect to agreements under the Existing Transfer Agreement to indemnify the Buyer in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, without limitation, such agreements set forth in Section 2.2, Article VIII or Section 9.3 thereof. This Agreement is given in substitution for the Existing Transfer Agreement and not as payment of the obligations of the Originator thereunder, and is in no way intended to constitute a novation of the Existing Transfer Agreement. Upon the effectiveness of this Agreement, each reference to the Existing Transfer Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Seller

By: BTRGP,Inc., its General Partner

By:	Name: Title:

THE BON-TON DEPARTMENT STORES, INC.

~~[Signature pages will be delivered separately for execution and will be inserted at closing.]~~

By:	Name: Title: